REGULATION S-X TESTING

Telecom Financial Services Limited

The staff of Hammer Fiber Optics Holdings Corp. has conducted Regulation S-X testing of TFS (to be acquired before December 31, 2021) and announced by 8-K no later than January 4, 2022.

Summary of Results

No financial statements should be required for this acquisition as this is a purchase of assets with no operations. In the opinion of the staff this business is an Individually Insignificant Acquiree under Section 2035.1 pursuant to the unadjusted assets under Topic 2 - Section 2035.3.

2035.1 Applicability - The requirement under S-X 3-05 to file financial statements of individually insignificant businesses under certain circumstances is applicable only to registration statements and proxies. Form 8-K does not require audited financial statements of insignificant acquirees unless they are "related businesses" and significant on a combined basis. See Section 2015.12, "Significance - Related Businesses".

Specific Results

2010.2. The staff has determined that Telecom Financial Services Limited is a "business" for the purposes of S-X 3-05. Pursuant to 2010.2: "there is sufficient continuity of operations so that disclosure of prior financial information is material to an understanding of future operations."

2010.3. The staff does consider that the acquisitions should be accounted for under the equity method to be a business for reporting purposes.

2015.1 Significance Test.

Under S-X 3-05 three tests are required:

  Asset Test
  Investment Test
  Income Test

2015.2 Financial Statements Used to Measure Significance.

For the purposes of the significance test the staff has compared the financial statements Telecom Financial Services Limited for the Fiscal Year Ended 12/31/2020 to Hammer Technology Holdings's Fiscal Year Ended 7/31/2021, pursuant to 2015.2: "compare the most recent pre-acquisition annual financial statements of the acquired business to the registrant's pre-acquisition consolidated financial statements as of the end of the most recently completed audited fiscal year required to be filed with the SEC."

2015.3 Comprehensive Basis of Accounting Used to Measure Significance. The staff prepared financial statements in accordance with GAAP.

2015.4 Asset Test.

The acquired businesses' total assets were as follows:

Telecom Financial Services Limited	$196,692.00	(Note 1)
Assets of Registrant	$4,901,909.00

The assets of the acquired businesses are 0.04% of the assets of the Registrant and therefore should not be subject to audit as it does not exceed the 20% significance level pursuant to Regulation S-X.

Note 1: Pursuant to Topic 2 - Other Financial Statements Required

NOTES to SECTION 2025.3

1. The acquired entity's total assets and income from continuing operations before income taxes should NOT be adjusted for purchase accounting. That is, use the acquired entity's historical amounts and the registrant's pro forma amounts.

Therefore, the asset valuation of $5,000,000 as contemplated in the Purchase Agreement should not be used in the calculation of assets under Regulation S-X.

2015.5 Investment Test

The consideration transferred was as follows, whereby the staff compared the Registrant's investment in the acquired business to the Registrant's total assets

Telecom Financial Services Limited	5,000,000 Shares @ Par Value	$0.001	$5,000
Shares of Registrant	5,000,000 Shares @ Par Value	$0.001	$5,000

However, should it be determined that the fair value of the assets should be stated at the current value of HMMR Stock on the date of the transfer, such value may be fairly estimated at

Shares of Registrant	5,000,000 Shares @ $0.95/share	$4,750,000

Valuation of Earnout

In addition, the Section also states that we should only apply a value to the Earnout component of the purchase price if we can reasonably assume that the conditions of the earnout can be met. Because the earnout condition of the agreement is $10 million of annual EBITDA and the business does not have any positive EBITDA to date, it is not reasonable to assume that the earnout will be met within the next five years. Although the earnout condition does not have a time limit pursuant to the agreement, applying a discounted cash flow to $10 million by year 5 (applying Schilt Category IV to the discounted cash flows), makes the value of the earnout immaterial.

These assets should be adjusted pursuant to Section 15.5:

The adjustment - For purposes of the "investment" test, "consideration transferred" should be adjusted to exclude carrying value of assets transferred by the acquirer to the acquired business that will remain with the combined entity after the business combination.

Therefore, since this value is carried forward in the transaction upon consolidation, the target should not be subject to audit as it does not exceed 20% significance level pursuant to regulation S-X.

2015.8 Income Test

The staff compared the cumulative effect of the change in accounting principle to that of the Registrant.

Net Loss of TFS:	$(103,308)
Net Income of Registrant:	$2,950,060

The Net Loss of the target is 0-0.35% of the Net Income of the Registrant and should therefore not be subject to audit as it does not exceed the 20% significance level pursuant to Regulation S-X 3-05.

for related businesses.

2030.1 Regulation S-X 3-05 Audit Requirements

As the results of all three tests for Telecom Financial Services Limited do not exceed the 20% threshold, no financial statements should be required for Telecom Financial Services Limited no financial statements should be audited pursuant to Regulation S-X under section 2035 "Individually Insignificant Acquirees" which states that "any consummated acquisition whose significance does not exceed 20% that were consummated after the balance sheet date of the most recent audited financial statements included in the registration or proxy statement through the effective date of the registration statement or the date of the proxy statement is mailed."

Prepared On Behalf of Hammer Technology Holdings By:

Signature:
Name:	Erik B. Levitt
Title:	Principal Financial Officer
Date:	10 December 2021